Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement Form S8 No. 333-92446 of  Global Clean Energy Holdings, Inc. of our report dated March 31, 2015, relating to the consolidated financial statements, which appear in this Form 10-K for the year ended December 31, 2014.

Hartley Moore Accountancy Corporation, Inc.
Irvine, CA
March 31, 2015